SECURITY AGREEMENT

1. Identification.

This Security Agreement (the "Agreement"), dated as of August 2, 2007, is entered into by and between Ever-Glory International Group, Inc., a Florida corporation ("Parent" or “Debtor”), and Eliezer Drew, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2. Recitals.

2.1 The Lenders have made, are making and will be making loans to Parent (the "Loans").

2.2 The Loans are and will be evidenced by certain promissory notes (each a “Note”) issued by Parent on or about the date of and after the date of this Agreement pursuant to subscription agreements (each a “Subscription Agreement”) to which Parent and Lenders are parties. The Notes are further identified on Schedule A hereto and were and will be executed by Parent as “Borrower” or “Debtor” for the benefit of each Lender as the “Holder” or “Lender” thereof.

2.3 In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes and Subscription Agreement (collectively, the "Obligations"), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include any future advances or loans made by Lenders to Debtor.

2.4 The Lenders have appointed the Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about the date of this Agreement (“Collateral Agent Agreement”), among the Lenders and Collateral Agent.

2.5 The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds. Other capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement.

3. Grant of General Security Interest in Collateral.

3.1 As security for the Obligations of Debtor, Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

3.2 “Collateral” shall mean all of the following property of Debtor:

(A) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

(i) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents (including but not limited to the patents, patents pending and applications set forth on Schedule B hereto), trademarks, service marks, certificates, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtor, as well as agreements or property securing or relating to any of the items referred to above;

(ii) Goods: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of goods, including, but not limited to:

(a) All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor’s business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to Debtor by its customers or repossessed by Debtor and all of Debtor’s right, title and interest in and to the foregoing (including all of a Debtor’s rights as a seller of goods);

(b) All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtor’s rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii) Property: All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any other personal property in or upon which a Debtor has or may hereafter have a security interest, lien or right of setoff;

(iv) Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

(v) Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

(B) All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of the following:

(i) all security entitlements of Debtors in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by a Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

3.3 The stock representing ownership of Perfect Dream Limited, a British Virgin Islands corporation, Goldenway Nanjing Garments Company Limited, a People’s Republic of China corporation, Nanjing New-Tailum Garments Company Limited, a People’s Republic of China corporation, is excluded from the definition of Collateral.

3.4 The Collateral Agent is hereby specifically authorized, after the Maturity Date (defined in the Notes) accelerated or otherwise, or after the occurrence of an Event of Default (as defined herein) that is uncured after expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4. Perfection of Security Interest.

4.1 Debtor shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing Statements. The Collateral Agent is instructed to prepare and file at Debtor’s cost and expense, financing statements in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to the State of Florida. The Financing Statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.

4.2 All other certificates and instruments constituting Collateral from time to time required to be pledged to Collateral Agent pursuant to the terms hereof (the "Additional Collateral") shall be delivered to Collateral Agent promptly upon receipt thereof by or on behalf of Debtors. All such certificates and instruments shall be held by or on behalf of Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Collateral Agent. If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtors shall cause Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Collateral Agent with respect to such securities without further consent by Debtors. If any Collateral consists of security entitlements, Debtors shall transfer such security entitlements to Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Collateral Agent without further consent by Debtors.

4.3 Within five (5) days after the receipt by a Debtor of any Additional Collateral, a Pledge Amendment, duly executed by such Debtor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to Collateral Agent in respect of the Additional Collateral to be pledged pursuant to this Agreement. Each Debtor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder constitute Collateral.

4.4 If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Collateral Agent, shall segregate it from Debtor's other property and shall deliver it forthwith to Collateral Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

5. Distribution.

5.1 So long as an Event of Default does not exist, Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral.

5.2. At any time an Event of Default exists or has occurred, all rights of Debtor, upon notice given by Collateral Agent, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.1, shall cease and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting power and receive such payments.

5.3 All dividends, distributions, interest and other payments which are received by Debtor contrary to the provisions of Section 5.2 shall be received in trust for the benefit of Collateral Agent as security and Collateral for payment of the Obligations shall be segregated from other funds of Debtor and shall be forthwith paid over to Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Collateral Agent as Collateral and as further collateral security for the Obligations.

6. Further Action By Debtor; Covenants and Warranties.

6.1 Except for as disclosed on Schedule 6.1 hereto, Collateral Agent at all times shall have a perfected security interest in the Collateral. Each Debtor represents that it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. The Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest, except as disclosed on Schedule 6.1, in favor of Collateral Agent. Each Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the perfected Collateral, promptly on demand, pay all costs and expenses of filing and recording and will pay all claims and charges that, in the opinion of Collateral Agent, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Collateral Agent’s or Lenders’ security interests therein.

6.2 Except in connection with sales of Collateral in the ordinary course of business for fair value and except for Collateral which is substituted by assets of identical or greater value (with the consent of the Collateral Agent) or which is inconsequential in value, Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent, and provided the Collateral remains subject to the security interest herein described. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein. Sales of Collateral in the ordinary course of business shall be free of the security interest of Lenders and Collateral Agent and Lenders and Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtor to evidence or effectuate the same.

6.3 Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow Collateral Agent or its representatives free and complete access to the Collateral and all of such Debtor's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

6.4 Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent and Lenders hereunder, and the Collateral against the claims and demands of all other persons.

6.5 Debtor will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair the Collateral or the security interests of the Lenders and Collateral Agent under this Security Agreement in any material respect.

6.6 Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated. Debtor shall make the Collateral Agent a loss payee thereon to the extent of its interest in the Collateral. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed Debtor’s attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance as necessary to exercise the Collateral Agent’s rights hereunder. The proceeds of such insurance, less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

6.7 Collateral Agent, at its option and, to the extent practicable, upon prior written notice to the Debtor, may but without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor upon Debtor’s failure to do so. All amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Collateral Agent upon demand and shall bear interest at the lesser of 12% per annum or the highest legal amount from the dates of such expenditures until paid.

6.8 Upon the request of Collateral Agent, Debtor will furnish to Collateral Agent within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by Debtor, if any, to be endorsed in form reasonably satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefor by Collateral Agent.

6.9 Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

6.10 Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

6.11 Debtor hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Collateral Agent, except to a subsidiary organized and located in the United States on prior notice to Collateral Agent provided the Collateral remains subject to the security interest herein described.

7. Power of Attorney.

At any time an Event of Default has occurred and continued beyond applicable cure periods, Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of such Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8. Performance By The Collateral Agent.

If a Debtor fails to perform any material covenant, agreement, duty or obligation of such Debtor under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

9. Event of Default.

An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in the Notes. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by Debtor of any of its material obligations pursuant to this Agreement and any of the Transaction Documents (as defined in the Subscription Agreement) shall be an Event of Default hereunder and an “Event of Default” as defined in the Notes, and Subscription Agreement.

10. Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

10.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

10.2 If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, ten (10) business days prior written notice (which Debtor agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtor of the time and place of any sale of Collateral which Debtor hereby agree may be by private sale. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

10.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

10.4 All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender’s pro rata portion of the purchase price with sums owed to such Lender by Debtor arising under the Obligations or any other source.

11. Waiver of Automatic Stay. Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent or Lenders may be entitled under the Note, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. Debtor EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, Debtor EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. Debtor hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with counsel. Debtor further agrees that any bankruptcy or insolvency proceeding initiated by Debtor will only be brought in the Federal Court within the Southern District of New York.

12. Miscellaneous.

12.1 Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

12.2 Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

12.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Debtor:	Ever-Glory International Group, Inc., 100 N. Barranca Ave # 810 West Covina, CA 91791, Attn: Edward Kang telecopier: (626)839-9118

With a copy by fax to:	Edgar D. Park, Esq. Richardson & Patel LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, CA 90024 Fax: (310) 208-1154

To Lenders:	To the addresses and telecopier numbers set forth on Schedule A

To the Collateral Agent:	Eliezer Drew 551 Fifth Avenue, Suite 1601 New York, New York 10176 Fax: (212) 697-3575

With a copy by fax to:	Grushko & Mittman, P.C. 551 Fifth Avenue, Suite 1601 New York, New York 10176 Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

12.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.

12.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

12.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against a Debtor with respect to this Agreement may be brought in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

12.7 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

12.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

13. Intercreditor Terms. As between the Lenders, any distribution under paragraph 10.4 shall be made proportionately based upon the remaining principal amount (plus accrued and unpaid interest) to each as to the total amount then owed to the Lenders as a whole. The rights of each Lender hereunder are pari passu to the rights of the other Lenders hereunder. Any recovery hereunder shall be shared ratably among the Lenders according to the then remaining principal amount owed to each (plus accrued and unpaid interest) as to the total amount then owed to the Lenders as a whole.

14. Termination; Release. When the Obligations have been indefeasibly paid and performed in full or all outstanding Convertible Notes have been converted to common stock pursuant to the terms of the Convertible Notes and the Subscription Agreements, this Agreement and the security interests created hereunder shall be terminated, and the Collateral Agent, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) terminating the Security Agreement and such security interests, and duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, the Collateral, including, without limitation, any Additional Collateral, as may be in the possession of the Collateral Agent.

15. Collateral Agent.

15.1 Collateral Agent Powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Lenders) in the Collateral and shall not impose any duty on it to exercise any such powers.

15.2 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR" EVER-GLORY INTERNATIONAL GROUP, INC. a Florida corporation _____________________________________ Yi Hua Kang Chief Executive Officer	"THE COLLATERAL AGENT" _____________________________________

APPROVED BY “LENDERS”:

CHESTNUT RIDGE PARTNERS L.P. ____________________________ By: Its:	ALPHA CAPITAL ANSTALT ____________________________ By: Its:

WHALEHAVEN CAPITAL FUND LIMITED ____________________________ By: Its:	RONALD C. PASTERNAK ____________________________ By: Its:

JONATHAN BLAUSTEIN ____________________________ By: Its:	ELLIE KATZ ____________________________ By: Its:

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO SECURITY AGREEMENT

Lender	Note Principle	Warrants
Chestnut Ridge Partners L.P. 50 Tice Blvd. Woodcliff Lake , N. J. 07677 Attn: Kenneth Holz CFO Fax: (201) 802-9450	$1,300,000	5,909,091
Alpha Capital Anstalt Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$250,000	1,136,364
Whalehaven Capital Fund Limited c/o FWS Capital Ltd. 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 295-5262	$250,000	1,136,364
Ronald C. Pasternak 325 Howard Ave. Fairlawn , New Jersey 07410 Fax: (201) 791-3848	$100,000	454,545
Jonathan Blaustein 544 Asbury Street New Milford , NJ 07646 Fax: (928) 438-4763	$50,000	227,273
Ellie Katz 191 Walnut St Englewood, NJ 07631 Fax: (201)568-6234	$50,000	227,273

SCHEDULE B TO SECURITY AGREEMENT

PATENTS, PATENTS PENDING, APPLICATIONS

None.

SCHEDULE 6.1 TO SECURITY AGREEMENT

None.